EXHIBIT 99.2

BLUE EARTH AWARDED CONTRACT FOR OPERATION AND MAINTENANCE OF A 5.3 MW CHP PLANT FOR KYOCERA AMERICA INC.

HENDERSON, NV, April 17, 2013 -- Blue Earth, Inc. (OTCQB: BBLU) announced today that its wholly owned subsidiary, Xnergy Inc., was awarded the plant operation and preventive maintenance contract for a 5.3 MW CHP power plant owned by KYOCERA America Inc., a leader in semiconductor and microelectronic packaging products.  Under the two-year agreement, Xnergy will provide the Operation and Preventative Maintenance (O&M) service necessary, including operating tasks, verification and checks along with system reporting to keep the equipment in good operating order at KYOCERA’s San Diego based location.  The energy plant electrical capacity is 5.3 MW.

Xnergy has extensive experience in O&M service and cogeneration plant design. Benchmarcx, Xnergy's commissioning department, is a full service building commissioning provider for new, existing, and renovation projects serving Southern California. Through this department, Xnergy provides start-up, commissioning and testing services for building electrical, mechanical, process piping, HVAC systems and building automation, fire life safety and process controls.  Benchmarcx just completed the commissioning and start-up of this CHP plant.

“The Commissioning and O&M contract activities of Xnergy are indicative of the synergies that we expect to achieve through the close cooperation of Xnergy with the pending EPCM team with large CHP contracts announced earlier this week,” stated Dr. Johnny R. Thomas, CEO of Blue Earth, Inc.

Justin Miller, Director of Business Development at Xnergy, says, “We are proud to have been entrusted with the important task of implementing a plant operation and preventive maintenance program for a facility as critical as the central plant and cogeneration system at KYOCERA.  This also illustrates how our Departments within Xnergy are truly integrated and focused on providing our customers a true full service for the life of the plants.”

Xnergy is a full-service EPC (Engineering, Procurement, Construction) firm, which has engineered, installed, and/or commissioned over a 100 MW of traditional and alternative energy systems. Xnergy provides a broad range of comprehensive energy solutions including the design and implementation of energy savings projects, energy conservation, energy infrastructure outsourcing, power generation and energy supply and risk management. Xnergy serves private and public clients from all industries throughout the Western United States, including Hawaii and helps them minimize their energy consumption and reduce their carbon footprint.

About BBLU

BBLU is engaged in the clean technology industry with a primary focus on the energy efficiency and renewable energy sectors. We strive to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to our customers. For more information about Blue Earth, Inc. please visit www.blueearthinc.com

Investor Relations Contact:

Blue Earth, Inc.

Liviakis Financial Communications, Inc.

John C. Francis

Michael Bayes

www.blueearthinc.com

www.liviakis.com

702.263.1808 Ext. 103

415.389.4670

jfrancis@blueearthinc.com

Michael@Liviakis.com

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.